UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On September 12, 2007, Interstate Bakeries Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and hereby incorporated by reference, announcing that the Company has realigned its organization in a cross-functional, matrix structure, creating eight business units to replace the ten profit centers around which the Company had been organized since 2004. The Company also announced that it has collapsed its sales management structure, eliminating two layers of sales management. The organizational realignment affects approximately 215 sales management positions, or approximately five percent of its non-union workforce.

The Company’s preliminary estimate of charges to be incurred in connection with the organizational realignment is approximately $4.7 million, including approximately $4.2 million of employee-related cash charges and $0.5 million of other cash charges.  In addition, the Company intends to spend approximately $0.9 million for accrued expenses to effect the realignment.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated September 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated September 12, 2007.